Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is made effective as of this 24th day of June, 2018 (the “First Amendment Effective Date”), by and among RIBBON COMMUNICATIONS INC., a Delaware corporation (“Holdings”), SONUS NETWORKS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the lenders identified on the signature pages hereto (the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent (in such capacity, the “Administrative Agent”), and SVB, as Issuing Lender and Swingline Lender.

In consideration of the mutual covenants herein contained and benefits to be derived herefrom:

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement dated as of December 21, 2017 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among, Holdings, the Borrower, the Lenders, the Issuing Lender and the Administrative Agent.  All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the parties to the Credit Agreement have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Section 1.1 of the Credit Agreement.

a.                                      Immediately following the consummation of the Edgewater Acquisition, the last sentence of the definition of “Consolidated Adjusted EBITDA” shall automatically be amended and restated as follows:

“Notwithstanding the foregoing, (i) for any twelve-month period ending after September 30, 2017, the aggregate amount of all addbacks pursuant to clauses (b)(vii), (b)(viii), (b)(ix), (b)(x), (b)(xiii), and (b)(xiv) shall not exceed the higher of (A) $5,000,000 (or $8,000,000 for the twelve month periods ending September 30, 2018 and December 31, 2018) and (B) 10% of Consolidated Adjusted EBITDA (calculated prior to giving effect to any of the add-backs described in this sentence) (such limit, the “10% Cap”), and (ii) Consolidated Adjusted EBITDA for the fiscal quarter ending (A) March 31, 2017 shall be deemed to be ($11,070,000), (B) June 30, 2017, shall be deemed to be $2,984,000, and (C) September 30, 2017 shall be deemed to be $19,835,000, and (D) December 31, 2017 shall be calculated  (x) for October 2017, based on the Borrower and its Subsidiaries and GENBAND Holdings and its Subsidiaries in a manner consistent with the methodology set forth in clauses (A) through (C) immediately above and

(y) based on November 2017 and December 2017 for Holdings and its Subsidiaries.”

b.                                      The definition of “Specified Swap Agreement” is hereby amended by deleting “in respect of interest rates.”

c.                                       The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““Edgewater Acquisition”: the acquisition by the Borrower of 100% of the Capital Stock of Edgewater Networks, Inc. and its Subsidiaries pursuant to the Edgewater Acquisition Documents, without any amendment thereto or waiver of any conditions therein that could reasonably be expected to be materially adverse to the interests of the Secured Parties.

““Edgewater Acquisition Documents”: the Agreement and Plan of Merger dated as of June 24, 2018 by and among Holdings, Kansas Merger Sub, Inc., Edgewater Networks, Inc. and Shareholder Representative Services LLC, as the initial Holder Representative, and the other material documents and agreements entered into in connection therewith.”

2.                                      Amendments to Section 7.1 of the Credit Agreement.  Section 7.1(c) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“provided that, immediately following the consummation of the Edgewater Acquisition, the table above shall be automatically superseded by the following table:

Four Fiscal Quarter Period Ending	Maximum Consolidated Leverage Ratio
December 31, 2017	2.75:1.00
March 31, 2018	2.50:1.00
June 30, 2018	2.50:1.00
September 30, 2018	3.50:1.00
December 31, 2018	2.50:1.00
March 31, 2019	2.50:1.00
June 30, 2019	2.50:1.00
September 30, 2019 and each fiscal quarter ending thereafter	2.00:1.00”.

3.                                      Amendments to Section 7.3(l) of the Credit Agreement.  Section 7.3(l) of the Credit Agreement is hereby amended by deleting “3,500,000” and inserting “$7,000,000” in lieu thereof.

4.                                      Amendments to Section 7.8(n)(xii) of the Credit Agreement.  Section 7.8(n)(xii) of the Credit Agreement is hereby amended by inserting the following proviso to the end thereof:

“; provided that the cash consideration payable in connection with the Edgewater Acquisition shall be excluded from the limitations set forth in clauses (A) and (B) above so long as the total cash consideration (including Deferred Payment Obligations, but excluding working capital adjustments in accordance with the terms of the Edgewater Acquisition Documents) in respect thereof does not exceed $50,000,000 on the closing date of the Edgewater Acquisition and $30,000,000 in deferred cash consideration (it being agreed that nothing contained herein shall be deemed to be a consent to the Edgewater Acquisition);”.

5.                                      Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto.

b.                                      All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.

c.                                       The Administrative Agent shall have received, for the benefit of the Lenders, a fee in the aggregate amount of 0.25% of the aggregate amount of the Total Commitments, which fee shall be fully earned when paid and shall not be refundable under any circumstances.

d.                                      No Default or Event of Default shall have occurred and be continuing immediately after giving effect to this Amendment.

e.                                       After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such earlier date).

f.                                        As of the First Amendment Effective Date, there shall not have occurred since December 31, 2017, any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

g.                                       As of the First Amendment Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, that could reasonably be expected to have a Material Adverse Effect.

h.                                      The Administrative Agent shall have received a true and complete copy of the Edgewater Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

6.                                      Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

a.                                      This Amendment is, when executed and delivered by each Loan Party (or acknowledged by such Loan Party, as applicable), the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

b.                                      The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents (including the Guarantee and Collateral Agreement) to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such earlier date).

c.                                       The execution, delivery, and performance of this Amendment (i) have been duly authorized by all necessary organizational or other corporate action of the Loan Parties, and (ii) do not and will not (A) violate any material Requirement of Law binding on any Group Member, (B) violate any material Contractual Obligation of any Group Member, except to the extent that any such violation would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in, or require, the creation or imposition of any Lien upon any properties or assets of any Group Member other than Liens created by the Security Documents and Liens permitted under the Credit Agreement, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect and except, in the case of material Contractual Obligations, for consents or approvals, the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Group Members.

7.                                      Choice of Law; Submission to Jurisdiction.  This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.  Section 10.14 of the Credit Agreement is hereby incorporated by reference.

8.                                      Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.                                      Effect on Loan Documents.

a.                                      The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.  Except as expressly set forth herein, this Amendment shall not excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents.  Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.

c.                                       This Amendment is a Loan Document.

10.                               Payment of Costs and Fees.  The Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent), in each case, as set forth in Section 10.5 of the Credit Agreement.

11.                               Acknowledgement of Obligations.  The Loan Parties acknowledge that on and as of the First Amendment Effective Date, all Obligations are payable without defense, offset, counterclaim or recoupment.  Each of the Loan Parties, the Administrative Agent, the Issuing Lender and Swingline Lender and each other Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that their Obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

12.                               Entire Agreement.  This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.                               Reaffirmation.  Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party.  Each Loan Party hereby further ratifies and reaffirms the validity and enforceability (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and general principles of equity) of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents (including such obligations as amended hereby) in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

14.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions of this Amendment shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

LOAN PARTIES:

RIBBON COMMUNICATIONS INC.,
as Holdings

By:	/s/ Daryl E. Raiford
Name:	Daryl E. Raiford
Title:	Executive Vice President & Chief Financial Officer

SONUS NETWORKS, INC.,
as Borrower

By:	/s/ Daryl E. Raiford
Name:	Daryl E. Raiford
Title:	President & Secretary

GENBAND US LLC,
as a Guarantor

By:	/s/ Daryl E. Raiford
Name:	Daryl E. Raiford
Title:	President & Chief Executive Officer

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK

By:	/s/ Ryan Thompson
Name:	Ryan Thompson
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Ryan Thompson
Name:	Ryan Thompson
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

PACIFIC WESTERN BANK,
as a Lender

By:	/s/ Stephen J. Besus
Name:	Stephen J. Besus
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Henry Farley
Name:	Henry Farley
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

Signature Page to First Amendment to Credit Agreement